SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    Form 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): August 4, 1995



                              United Capital Corp.
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             (Exact name of registrant as specified in its charter)


    Delaware                     1-10104           04-2294493
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(State or other jurisdiction   (Commission       (IRS Employer
     of incorporation)         File Number)   Identification No.)

     111 Great Neck Road, Suite 401, Great Neck, New York  11021
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                     Address of principal executive offices


Registrant's telephone number, including area code: (516) 466-6464


                                       N/A
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         (Former name or former address, if changed since last report.)



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         Item 2.      ACQUISITION OR DISPOSITION OF ASSETS.

                  On March 14, 1994 the Registrant, through a new wholly-owned subsidiary known as Kentile, Inc. ("Kentile"), purchased substantially all of the operating assets of Kentile Floors, Inc. ("Kentile Floors") for approximately $9.6 million. The purchase price was comprised of approximately $6.5 million in new bank financing and approximately $3.1 million in cash.

                  Kentile's operations ceased in August 1995 when its raw material stocks were exhausted as a result of an unwillingness of major trade suppliers of Kentile to extend further credit. In connection with the write-off of the Registrant's investment in Kentile it will record a pre-tax charge of approximately $6 million in the third quarter of 1995, including estimated costs of disposition. Additional costs could be incurred as the Registrant moves forward in this matter and management will continue to monitor these developments. Kentile's net sales for the three month periods ended June 30, 1995 and 1994 were $8,614,000 and $10,136,000 respectively. Net sales of Kentile during the six months ended June 30, 1995 were $16,271,000 as compared to $12,022,000 for the period from acquisition to June 30, 1994.

                  The assets and liabilities of the discontinued operations have been reclassified in the Registrant's consolidated balance sheets for the six months ended June 30, 1995 from their historic classification to separately identify them as net current liabilities and net noncurrent assets of discontinued operations. Net current liabilities of discontinued operations at June 30, 1995 consist primarily of the following: receivables $3,239,000, inventories $5,750,000, accounts payable and accrued expenses $6,671,000, and borrowings under revolving credit facilities $5,240,000. Net noncurrent assets of discontinued operations at June 30, 1995 consist primarily of property, plant and equipment, net $3,824,000, and pension assets $1,961,000.

         Item 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a)      EXHIBIT NO.                              EXHIBITS

           99(a) ProForma Financial Information (to be filed within 60 days of the filing of this Report on Form 8-K).



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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                 UNITED CAPITAL CORP.


Dated: August 21, 1995                       By: /s/ Dennis S. Rosatelli
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                                                 Dennis S. Rosatelli
                                                 Vice President and Chief
                                                 Financial Officer


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